Exhibit 99.1

Contacts:

Paul Ross	Kristyn Hutzell
Vice President—Finance, Treasurer and CFO	Avalon Investor Relations
(805) 987-8741	(512) 382-5592

FOR IMMEDIATE RELEASE

October 26, 2006

POWER-ONE ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 2006;
UPDATES GUIDANCE ON THE FOURTH QUARTER OF 2006

•                  Q3 2006 revenue of $78.7 million, an increase of 17% compared with Q3 2005 revenue of $67.2 million, slightly above the high-end of guidance

•                  Q3 2006 net income of $0.01 per share, compared with Q3 2005 income of $0.02 per share

•                  Q4 revenue forecast of $105 million to $115 million, inclusive of revenue associated with acquisition from close date of October 23, 2006

•                  Z-One® Digital Power Management continues to gain traction, with over 70 design wins

Camarillo, CA, October 26, 2006 — Power-One, Inc. (NASDAQ: PWER) today announced that for the third fiscal quarter ended September 30, 2006,  net sales were $78.7 million and net income was $0.01 per share, compared with revenue and a net income of $67.2 million and $0.02 per share, respectively, during the third quarter of 2005.  Revenue for the quarter slightly exceeded the high-end of the Company’s guidance primarily due to strength in orders placed by new customers.

“As our September quarter results demonstrate, we clearly remain on track with our strategic plan for strong organic revenue growth, and in addition have recently completed an acquisition that we believe will drive our revenue and profitability to new highs,” said Bill Yeates, Chief Executive Officer.  “We believe that the resulting enterprise will give us the critical mass necessary to compete effectively with any other company in our market.  With a revenue expectation of well over a half-billion for 2007, and numerous sales and cost synergy expectations and opportunities, we believe that Power-One will become an even more formidable and profitable competitor.  At this time, we expect that it will take 12 to 18 months to fully integrate the acquired business and execute on all of the synergies, although some will happen much faster.”

Mr. Yeates continued, “This is a true watershed moment in the history of Power-One.  From a strategic standpoint, we have combined two world-class companies with an expanded sales force and additional top-tier engineering talent.  In addition, the Company has acquired additional low-cost manufacturing operations to accommodate the anticipated volume and timely delivery to customers.  And while the acquisition will facilitate growth of our core business, Power-One also has an advantage in next-generation technology.  Our industry is clearly headed in the direction of digital power management, and Power-One holds a strong suite of key patents in this technology, with dozens more in process, and we continue to log design wins with major customers.”

Future Outlook

For the fourth quarter of 2006, the Company currently anticipates that net sales will be in the range of $105 million to $115 million, which includes revenue for the acquisition as of the close date of October 23, 2006.  The Company expects to incur a number of costs associated with the acquisition during the fourth quarter, and therefore expects a net loss in the range $0.05 to $0.08 per share.   These results include the sale of acquired finished goods.  Since the acquisition just closed on October 23, 2006, the Company has not yet completed its evaluation of all the purchase accounting adjustments; therefore these estimates are subject to change.

Earnings Conference Call

Power-One will be holding a conference call with investors and analysts on Thursday, October 26, 2006 at 2:00 p.m. PT.  The call will be available over the Internet through the Company’s investor relations Web site at www.power-one.com. To listen to the call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Company’s Web site at www.power-one.com throughout the current quarter.

About Power-One:

Power-One is a leading designer and manufacturer of power conversion products sold primarily to the telecommunications, server/storage, and data communications markets.  Power-One’s high-reliability products are also used in applications such as test equipment and high-end industrial applications.  Power-One, with headquarters in Camarillo, CA, has over 4,000 employees with manufacturing and/or R&D operations in the United States, Dominican Republic, Italy, Hungary, Switzerland, Slovakia, Ireland and China.

For information on Power-One and its products, visit the company’s Web site at www.power-one.com.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “forecast,” “expect,” “anticipate,” “will,” “looking,” “believe” and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees, but rather are predictions of and make certain assumptions regarding anticipated future results.   Achievement of actual results are dependent upon and will involve a variety of risks and uncertainties that could cause actual results to differ materially from assumptions and predictions.  Such risks and uncertainties include, but are not limited to, the risk that the acquired business will not be integrated completely or successfully, whether as to timing, extent of integration, results achieved, or other variances from expected results; distraction of management as a result of, and the challenges of integration and restructuring associated with the transaction or other acquisitions, and the challenges of achieving anticipated synergies in whole or in part, and in the time frame predicted; costs related to the transaction; the possibility that the market for the sale of certain products and services may not develop as expected; Power-One’s ability to manage its international operations, either existing and/or newly acquired; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing the company’s cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of the company’s manufacturing processes; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions, including labor unrest, work stoppages, or other short or longer term labor disruptions; the Company’s ability to secure, maintain, defend, enforce, and protect claimed intellectual property rights, including patents issued and patents applied for;  and other risks that are described from time to time in Power-One's Securities and Exchange Commission reports.  See “Risk Factors” in the Company’s Form 10-K for fiscal 2005 on file with the Securities and Exchange Commission for greater detail regarding factors that constitute cautionary statements with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.  Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in these materials.  Except as required by law, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

###

POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

NET SALES	$78,667	$67,160	$221,877	$197,295
COST OF GOODS SOLD	52,920	44,374	149,567	142,462
GROSS PROFIT	25,747	22,786	72,310	54,833

EXPENSES:
Selling, general and administrative	14,314	13,686	44,638	44,704
Engineering and quality assurance	8,836	8,299	27,047	28,991
Amortization of intangible assets	729	966	2,248	2,915
Restructuring costs	—	(202)	(61)	10,958
Asset impairment	—	—	—	8,018
Total expenses	23,879	22,749	73,872	95,586

INCOME (LOSS) FROM OPERATIONS	1,868	37	(1,562)	(40,753)

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	565	529	1,813	1,828
Interest expense	(79)	(44)	(233)	(142)
Other income (expense), net	(319)	1,162	(1,147)	(935)
Total interest and other income (expense)	167	1,647	433	751

INCOME (LOSS) BEFORE INCOME TAXES	2,035	1,684	(1,129)	(40,002)

PROVISION (BENEFIT) FOR INCOME TAXES	771	155	(731)	1,679

NET INCOME (LOSS)	$1,264	$1,529	$(398)	$(41,681)

BASIC EARNINGS (LOSS) PER SHARE	$0.01	$0.02	$(0.00)	$(0.49)
DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$0.02	$(0.00)	$(0.49)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (1)	86,367	85,380	86,016	84,844
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	88,156	86,071	86,016	84,844

(1) Basic weighted average shares outstanding (WASO) is utilized for periods with a net loss.  This is due to the fact that diluted WASO would be anti-dilutive for these periods.  Diluted WASO is utilized for periods with net income.

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$57,711	$37,101
Available for sale investments	17,204	5,767
Investments held to maturity	—	9,790
Accounts receivable:
Trade (net of allowance)	68,527	58,877
Other	6,043	5,252
Inventories	67,626	41,956
Prepaid expenses and other current assets	3,641	4,126

Total current assets	220,752	162,869

INVESTMENTS HELD TO MATURITY	—	31,048
PROPERTY & EQUIPMENT, net	36,167	37,715
INTANGIBLE ASSETS, net	50,820	52,508
OTHER ASSETS	2,171	1,533

TOTAL ASSETS	$309,910	$285,673

LIABILITIES & EQUITY

CURRENT LIABILITIES:
Bank credit facilities	$2,159	$—
Accounts payable	53,607	32,268
Restructuring reserve	4,071	5,098
Deferred income taxes	941	1,270
Other accrued expenses and current liabilities	17,536	21,304

Total current liabilities	78,314	59,940

OTHER LIABILITIES	451	1,238

STOCKHOLDERS’ EQUITY:
Common stock	86	86
Additional paid-in capital	609,842	606,315
Accumulated other comprehensive income	24,685	21,164
Accumulated deficit	(403,468)	(403,070)

Total stockholders’ equity	231,145	224,495

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$309,910	$285,673

POWER-ONE, INC.

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

Orders	$65,861	$61,874	$221,638	$193,817

Sales	$78,667	$67,160	$221,877	$197,295

Operating Income (Loss)	$1,868	$37	$(1,562)	$(40,753)

Net Income (Loss)	$1,264	$1,529	$(398)	$(41,681)

Basic Earnings (Loss) Per Share (1)	$0.01	$0.02	$(0.00)	$(0.49)
Diluted Earnings (Loss) Per Share (1)	$0.01	$0.02	$(0.00)	$(0.49)

Basic Weighted Average Shares Outstanding (1)	86,367	85,380	86,016	84,844
Diluted Weighted Average Shares Outstanding (1)	88,156	86,071	86,016	84,844

(1) Basic weighted average shares outstanding (WASO) is utilized for periods with a net loss.  This is due to the fact that diluted WASO would be anti-dilutive for these periods.  Diluted WASO is utilized for periods with net income.